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                                                                   EXHIBIT 99.1






       IMN FINANCIAL CORP. (FORMERLY N G T ENTERPRISES, INC.) AND SUBSIDIARIES

                               FORM 10 - Q (EXHIBIT 1)

                 PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                     (Unaudited)

                         FOR THE NINE MONTHS ENDED SEPTEMBER 30,




                                             1997             1996
                                         ------------      ------------


OPERATING INCOME

    Points, Fees and Premium Income       $9,618,790         $4,409,628
    Interest Income                           942,417           237,640
                                         ------------      ------------

         Total Operating Income            10,561,207         4,647,268
                                         ------------      ------------
OPERATING EXPENSES

    Field and Direct Expenses               3,562,484         3,134,461
    Interest Expense                          962,085           307,549
                                         ------------      ------------

         Total Operating Expenses           4,524,569         3,442,010
                                         ------------      ------------

Gross Profit                                6,036,638         1,205,258
                                         ------------      ------------

General and Administrative Expenses         6,221,717         1,098,778
                                         ------------      ------------

Income (Loss) from Operations               (185,079)           106,480

Other Income (Expenses)                             0                 0
                                         ------------      ------------

Income (Loss) before Provision for
  Income Taxes                              (185,079)           106,480

Provision for Income Taxes                          0            59,454
                                         ------------      ------------

Net Income (Loss)                         $ (185,079)         $  47,026
                                         ------------      ------------
                                         ------------      ------------

Weighted Average Number of Shares
   Outstanding                             10,115,928         3,931,199


Net Income per Share                      $  (0.0183)       $    0.0120
                                         ------------      ------------
                                         ------------      ------------



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